UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2020

AYRO, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

AYRO, Inc.

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 512-994-4917

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AYRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2020, AYRO, Inc. (the “Company”) entered into a Master Manufacturing Services Agreement (the “Agreement”) with Karma Automotive LLC (“Karma”), pursuant to which Karma will provide certain manufacturing services to the production of the Company’s vehicles. For such manufacturing services, the Company agreed to pay $1,160,800 to Karma, of which (i) $520,000 was paid at closing and (ii) $640,000 will be due and payable on beginning of the fifth month following the satisfaction of certain production requirements as set forth in the Agreement.

Under the terms of the Agreement, the Agreement will expire (i) 12 months from the start of volume production of the vehicles or (ii) until such time as the parties will mutually agree in writing. In addition, Karma, in its sole discretion, may terminate the Agreement at any time, without cause, by providing at least twelve months prior written notice to the Company. The Company, in its sole discretion, may terminate the Agreement, without cause, by providing at least six months prior written notice to Karma. Either Karma or the Company may terminate the Agreement if the other party is in breach of any material provision of the Agreement and such breach is not cured in 30 days of written notice thereof, the other party may terminate the Agreement immediately upon notice.

The Agreement contains, among other provisions, representations, warranties, and covenants customary for agreements of this type. The Agreement also provides certain indemnification rights in favor of both parties, subject to limitations of liability therein.

Item 8.01 Other Events.

On September 29, 2020, the Company issued a press release announcing the entry into the Agreement. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYRO, INC.

Date: September 29, 2020	By:	/s/ Curtis Smith
Curtis Smith
Chief Financial Officer